Exhibit 10.9

Execution Version

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of April 30, 2019, between Johnson Controls Luxembourg Global Holding S.à r.l. (the “Guaranteeing Subsidiary”), a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 4, rue Jean Monnet, L-2180 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 190936, and a subsidiary of Panther BF Aggregator 2 LP, an Ontario limited partnership (the “Issuer”), and Citibank, N.A., a national banking association, as trustee (the “Trustee”) and Notes Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer, Panther Finance Company, Inc. (the “Co-Issuer”), Clarios Power Solutions Holdings LP (f/k/a Panther BF Aggregator 1 LP) (“Holdings”) and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of April 1, 2019, providing for (i) the issuance of $1,000,000,000 aggregate principal amount of 6.250% Senior Secured Notes due 2026 (the “Dollar Notes”) and (ii) the issuance of €700,000,000 aggregate principal amount of 4.375% Senior Secured Notes due 2026 (the “Euro Notes” and together with the Dollar Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Limitations to Guarantee.

(a)

Notwithstanding the foregoing, and any other provision of this Supplemental Indenture to the contrary, the payment obligations of the Guaranteeing Subsidiary for the obligations of the Issuer or Co-Issuer shall be limited at any time, to an aggregate amount not exceeding ninety-five (95) percent of the greater of:

i.

the Guaranteeing Subsidiary’s own funds (capitaux propres), its subordinated debt and the debt owed by the Guaranteeing Subsidiary to any of its direct or indirect shareholders and to any member of its group of companies, as determined by Annex 1 of the Grand-Ducal Regulation of 19 December 2015 in relation to, inter alia, article 34 of the Luxembourg law of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies (the “2002 Law”), and the subordinated debt “dettes subordonnées”, as determined in the general accounting plan (Account 191) of the Guaranteeing Subsidiary, owed by the Guaranteeing Subsidiary to its direct shareholder and any subordinated debt “dettes subordonnées” owed and incurred by the Guaranteeing Subsidiary (the “Luxembourg Subordinated Debt”) as reflected in the Guaranteeing Subsidiary’s last annual accounts available as at the date of this Supplemental Indenture;

ii.

the Guaranteeing Subsidiary’s own funds (capitaux propres) as determined by 2002 Law and the Luxembourg Subordinated Debt as reflected in its last annual accounts available as at the date the guarantee under this Supplemental Indenture is called.

(b)

The obligations of the Guaranteeing Subsidiary under the Notes, the Indenture and this Supplemental Indenture shall not include any obligation to guarantee, indemnify or otherwise provide assistance in connection with financing the acquisition of shares (actions or parts sociales, as applicable) in the Guaranteeing Subsidiary, without prejudice to the situation where the Guaranteeing Subsidiary is a société anonyme (public limited liability company) and where the conditions set out in article 430-19 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, have been satisfied.

(c)

The above limitation shall not apply to any amounts owed under the Notes, the Indenture and this Supplemental Indenture and in each case made available, in any form whatsoever, to the Guaranteeing Subsidiary or any of its Subsidiaries.

(5) Luxembourg terms. Without prejudice to the generality of any provision of this Supplemental Indenture, where this Supplemental Indenture relates to any Guaranteeing Subsidiary or any company incorporated in Luxembourg, a reference to:

(a)

a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally;

(b)

a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;

(c)

a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d)

guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code; and

(e)	constitutional documents includes its up-to-date (restated) articles of association (statuts consolidés).

(6) No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, member, partner or direct or indirect equityholder of the Issuer, Holdings or the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Security Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(12) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(13) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Johnson Controls Luxembourg Global Holding S.à r.l., as a Guaranteeing Subsidiary

By:	/s/ Johann-Friedrich Dempwolff
Name: Johann-Friedrich Dempwolff
Title: Managing Director

[Signature Page to First Secured Supplemental Indenture (Luxembourg)]

CITIBANK, N.A., as Trustee and Notes Collateral Agent

By:	/s/ Karen Abarca
Name: Karen Abarca
Title: Senior Trust Officer

[Signature Page to First Secured Supplemental Indenture (Luxembourg)]